Exhibit 99.1

SORL Auto Parts

Announces Results of Special Meeting of Stockholders and Target Closing Date

ZHEJIANG, China, May 8, 2020 — SORL Auto Parts, Inc. (NASDAQ: SORL) (“SORL” or the “Company”), a leading manufacturer and distributor of automotive brake systems as well as other key safety-related auto parts in China, today announced that at the Company’s special meeting of stockholders earlier today, the stockholders of the Company approved, among others, the Company’s acquisition by Ruili International Inc. (“Parent”), a Delaware corporation, through a merger of the Company with Ruili International Merger Sub Inc., a wholly-owned subsidiary of Parent, as contemplated by the Company’s previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 29, 2019.

As of the record date of April 2, 2020, the Company had 19,304,921 shares of common stock outstanding that are entitled to vote, of which 15,876,170 or 82.24% were present in person or by proxy at the meeting. 15,393,221 shares, representing approximately 79.74% of the outstanding shares entitled to vote, voted in favor of the proposal to adopt the Merger Agreement. Specifically, 4,033,818 shares, representing approximately 50.77% of the outstanding share of common stock entitled to vote owned by the unaffiliated stockholders, voted in favor of the proposal to adopt the Merger Agreement, satisfying the majority of unaffiliated stockholders voting requirement set forth in the Merger Agreement.

The parties currently expect to complete the merger on May 15, 2020 pursuant to the terms and conditions set forth in the Merger Agreement. If and when completed, the merger would result in the Company becoming a privately held company and its common stock would no longer be listed on the NASDAQ.

About SORL Auto Parts, Inc.

As a global tier one supplier of brake and control systems to the commercial vehicle industry, SORL Auto Parts, Inc. (NASDAQ: SORL) is the market leader for commercial vehicles brake systems, such as trucks and buses in China. The Company distributes products both within China and internationally under the SORL trademark. SORL is listed among the top 100 auto component suppliers in China, with a product range that includes 65 categories with over 2000 specifications in brake systems and others. The Company has four authorized international sales centers in UAE, India, the United States and Europe. SORL is working to establish a broader global sales network. For more information, please visit http://www.sorl.cn.

Cautionary Statement Regarding Forward-Looking Statements

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to factors, risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Potential risks and uncertainties include, without limitation, uncertainties as to the expected benefits and costs of the proposed merger; the expected timing of the completion of the merger; the parties’ ability to complete the merger considering the various closing conditions; the possibility that various closing conditions to the merger may not be satisfied or waived; the effect of the announcement of the proposed merger or operational activities taken in anticipation of the merger on our business relationships, results of operations and business generally; the outcome of any legal proceedings that have been or may be instituted against us related to the Merger Agreement; the amount of the costs, fees, expenses and charges related to the merger; and other risks and uncertainties discussed in the Company’s filings with the SEC, as well as the Schedule 13E-3 transaction statement and the proxy statement filed by the Company in connection with the merger. The forward-looking statements are made as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.